
                                                                                                                      Exhibit A-5
                                                                                                                      (Unaudited)


                                                               Birdsall, Inc.
                                                        Consolidating Balance Sheet
                                                             December 31, 2003
                                                                 (Millions)

                                                              Seven
                                    Tropical                  Seas      Tropic     Tropical
                                    Shipping and   Birdsall   Insurance Equipment  Shipping   Other      Adjustments
                          Birdsall, Construction   Shipping,  Company,  Leasing    Internat-  Sub-           and
                          Inc.      Company Ltd.   S.A.       Inc.      Inc.      ional, Ltd. sidiaries  Eliminations  Consolidated
                          --------  -------------  ---------  --------- --------- ----------- ---------- ------------  ------------

ASSETS

Current assets
 Cash and cash
  equivalents             $   0.7   $        6.2   $      -   $     -   $    2.1   $     -    $    (1.0)  $      0.3   $       8.3
 Short-term investments,
  at cost which approx-
  imates market                 -           29.0          -       1.5          -         -          2.1            -          32.6
 Receivables                  0.6           32.0          -       0.5          -         -          0.2            -          33.3
 Deferred income taxes        2.7              -          -         -          -         -          0.1            -           2.8
 Other                        2.7            3.2          -       0.1        0.9         -            -            -           6.9
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------
                              6.7           70.4          -       2.1        3.0         -          1.4          0.3          83.9
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------

Investments in sub-
 sidiaries                   20.5           29.0          -         -          -         -          2.3        (51.8)            -
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------

Property, plant and
 equipment, at cost         100.9          128.8       60.0       0.1          -         -          4.0          2.8         296.6
  Less accumulated
   depreciation              57.7           72.5       27.6       0.1          -         -          2.6          2.8         163.3
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------
                             43.2           56.3       32.4         -          -         -          1.4            -         133.3
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------

Other assets                  2.3            1.1        4.5       6.4       83.2       6.5          4.1          0.8         108.9
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------

                          $  72.7   $      156.8   $   36.9   $   8.5   $   86.2   $   6.5    $     9.2  $     (50.7)  $     326.1
                          ========  =============  =========  ========  =========  =========  ========== ============  ============

LIABILITIES AND CAPITALIZATION

Current liabilities
 Short-term borrowings    $  22.5   $          -   $      -   $     -   $      -   $     -    $       -  $         -   $      22.5
 Accounts payable             9.5           15.7        0.6       0.9          -         -          2.1          0.3          29.1
 Other                       (0.5)             -          -         -       (0.2)        -          0.1            -          (0.6)
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------
                             31.5           15.7        0.6       0.9       (0.2)        -          2.2          0.3          51.0
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------

Deferred credits and
 other liabilities

 Deferred income taxes       23.4              -          -         -       72.5         -            -           -           95.9
 Other                        1.0            1.0        0.2         -          -         -            -           -            2.2
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------
                             24.4            1.0        0.2         -       72.5         -            -           -           98.1
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------

Capitalization
 Preferred stock                -            2.0          -         -          -         -            -         (2.0)            -
 Common stock                 0.5              -          -       0.8        5.0         -          2.6         (8.4)          0.5
 Paid-in capital                -              -       25.2       1.0          -         -          0.9        (27.1)            -
 Retained earnings           16.3          138.0       10.9       5.8        9.3       6.5          3.8        (13.5)        177.1
 Accumulated other
  comprehensive income         -            0.1          -         -        (0.4)        -         (0.3)           -          (0.6)
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------
                             16.8          140.1       36.1       7.6       13.9       6.5          7.0        (51.0)        177.0
                          --------  -------------  ---------  --------  ---------  ---------  ---------- ------------  ------------
                          $  72.7   $      156.8   $   36.9   $   8.5   $   86.2   $   6.5    $     9.2  $     (50.7)  $     326.1
                          ========  =============  =========  ========  =========  =========  ========== ============  ============

Note:  Subsidiaries combined under "Other Operating Subsidiaries" in Exhibits A-1 through A-3, together with subsidiaries combined under "Other Subsidiaries" in Exhibits A-4 through A-9, aggregate less than 2% of Nicor Inc. consolidated assets or consolidated revenue.

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